Exhibit 32

Certification pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code

     In connection with the annual report of Digene Corporation (the “Company”) on Form 10-K for the fiscal year ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned Evan Jones and Charles M. Fleischman, being respectively the Chief Executive Officer, and the Chief Financial Officer, of the Company, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 13, 2004

/s/ Evan Jones
Evan Jones
Chief Executive Officer

/s/ Charles M. Fleischman
Charles M. Fleischman
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.